As filed with the Securities and Exchange Commission on                     .
Registration No. 333-102077

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Post-effective Amendment No. 3 on
FORM S-3
to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1671412
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
10700 Parkridge Boulevard, Suite 600
Reston, Virginia 20191
(703) 390-5100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Gary D. Begeman, Esquire	Copies of Communications to:
Vice President, General Counsel and Secretary
NII Holdings, Inc.
10700 Parkridge Boulevard, Suite 600
Reston, Virginia 20191
(703) 390-5100
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)	Charles W. Kemp, Esquire Williams Mullen A Professional Corporation 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     This Post-effective Amendment No. 3 to Registration Statement on Form S-3 to Form S-1 (No. 333-102077) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES
     This Post-effective Amendment No. 3 to the Registration Statement on Form S-3 to Form S-1 (File No. 333-102077) (the “Registration Statement”) is being filed by NII Holdings, Inc. (the “Company”) to deregister all shares of Company Common Stock, par value $0.001 per share (the “Common Stock”) as of the effective date of this Post-effective Amendment No. 3 that have not been resold by the holders of such securities through the Registration Statement. The Company’s obligation to maintain the effectiveness of the Registration Statement has expired pursuant to the terms of that certain Registration Rights Agreement, dated November 12, 2002, among the Company and certain holders of the Common Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 12th day of February, 2008.

NII HOLDINGS, INC.
By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Shindler Steven M. Shindler	Executive Chairman and Chairman of the Board of Directors	February 12, 2008

/s/ Steven P. Dussek Steven P. Dussek	Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2008

/s/ Gokul Hemmady Gokul Hemmady	Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2008

/s/ Daniel E. Freiman Daniel E. Freiman	Vice President and Controller (Principal Accounting Officer)	February 12, 2008

Director

George A. Cope

/s/ John Donovan John Donovan	Director	February 12, 2008

Director

Neal P. Goldman

Signature	Title	Date

/s/ Charles M. Herrington	Director	February 12, 2008
Charles M. Herington

/s/ Carolyn Katz	Director	February 12, 2008
Carolyn Katz

/s/ Donald E. Morgan Donald E. Morgan	Director	February 12, 2008

/s/ John W. Risner John W. Risner	Director	February 12, 2008